SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): OCTOBER 17, 1996

                          GST Telecommunications, Inc.
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             (Exact name of registrant as specified in its charter)

            Canada                  1-12866             N/A
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(State or other jurisdiction    (Commission       (IRS Employer
   of incorporation)            File Number)   Identification No.)

               4317 N.E. Thurston Way, Vancouver, Washington 98662
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     (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code: (360) 254-4700
                                                    --------------

                                       N/A
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          (Former name or former address, if changed since last report)

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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

                    On September 27, 1996 the Registrant entered into an agreement (the "Merger Agreement") to acquire TotalNet Communications Inc. by means of a merger (the "TotalNet Merger"). On October 17, 1996, the Registrant acquired TotalNet in the TotalNet Merger for a purchase price payable in common shares of the Registrant, no par value (the "Common Shares"). A copy of the Merger Agreement is attached hereto as an exhibit and incorporated herein by reference.

                   In consideration for the acquisition of TotalNet, a purchase price of approximately $8.7 million is payable in Common Shares to the former shareholders of TotalNet in two installments. Sixty percent of the purchase price (approximately $5.2 million), for a total of 481,391 Common Shares valued at $10.90 per share, was paid at the closing of the TotalNet Merger on October 17, 1996 and the remaining 40% of the purchase price (approximately $3.5 million) is payable in Common Shares on October 17, 1997, based on the then current market value of the Common Shares at such time but in no event less than $7.63 per share, or more than $20.00 per share. The consideration paid for TotalNet was determined by negotiations among the parties and was based on the value of the business of TotalNet on an ongoing basis.

                  In connection with the TotalNet Merger, former stockholders of TotalNet were granted certain registration rights. A copy of the related registration rights agreement is attached hereto as an exhibit and incorporated herein by reference.

                  In connection with the TotalNet Merger, TotalNet entered into an employment agreement with Marcie C. Zlotnik pursuant to which Ms. Zlotnik shall serve as Chief Operating Officer of TotalNet. A copy of the related employment agreement is attached hereto as an exhibit and incorporated herein by reference.

ITEM 5.           OTHER EVENTS.

                  On October 22, 1996, the Registrant completed a private placement to non-U.S. investors of 2,000,000 special warrants (the "Special Warrants") at a purchase price of US $11.125 per Special Warrant. The Special Warrants become exercisable by holders for no additional consideration upon the later to occur of (i) the date upon which approval for a final Canadian prospectus (the "Canadian Prospectus") qualifying the the Common Shares and share purchase warrants (the "Underlying Warrants") issuable upon exercise of the Special Warrants is received from the securities commission of each of the Canadian provinces where the Special Warrants were sold and (ii) the date that a registration statement (the "U.S. Registration Statement") filed with the Securities and Exchange Commission (the "Commission") registering the resale of the Common Shares issuable upon exercise of the Special Warrants and Underlying Warrants is declared effective, but in any event, no later that September 22, 1997. Each Special Warrant is exercisable for one Common Share and one-half of one Underlying Warrant. Each full

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Underlying  Warrant entitles the holder to purchase one additional  Common Share for a purchase price of U.S. $13.00 for one year from the date of issuance. In the event that the requisite regulatory approvals for the Canadian Prospectus are not received by the Registrant and the U.S. Registration Statement is not declared effective, in each case by February 19, 1997, then each Special Warrant will become exercisable for 1.1 Common Shares and one-half of one Underlying Warrant.

                  The Registrant received U.S. $9,690,000, constituting 50% of the aggregate purchase price of the Special Warrants (net of placement agency fees and expenses), on October 22, 1996. The balance of the net purchase price of Special Warrants (U.S. $11,125,000) is being held in escrow and is payable to the Registrant upon the earlier to occur of (x) the date of receipt of final regulatory approval of a preliminary Canadian Prospectus from the securities commissions of the applicable Canadian provinces and (y) the initial filing of the U.S. Registration Statement with the Commission, in each case covering the resale of the Common Shares issuable upon exercise of the Special Warrants and the Underlying Warrants. First Marathon Securities Limited and Thomson Kernaghan & Co. Ltd. served as the Registrant's placement agents in the private placement.

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
         (c)      Exhibits.

         2.1 Agreement and Plan of Merger, dated September 27, 1996, by and among TotalNet, GST Newco of Texas, Inc. and the Registrant.

         2.2 Letter agreement dated October 17, 1996 regarding amendments to the Merger Agreement from GST Telecommunications, Inc., GST Newco of Texas, Inc. to TotalNet.

        10.1 Employment Agreement dated October 18, 1996 between TotalNet and Marcie C. Zlotnik.

        10.2 Registration Rights Agreement dated October 17, 1996 among GST Newco of Texas, Inc., the Registrant and certain other parties thereto.

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
                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GST TELECOMMUNICATIONS, INC.

Dated: October 31, 1996                 By: /s/ ROBERT H. HANSON
                                            --------------------
                                            Robert H. Hanson
                                            Senior Vice President and Chief
                                            Financial Officer


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